CONFIDENTIAL TREATMENT REQUEST

CLINICAL TRIAL SPONSORED RESEARCH AGREEMENT

This CLINICAL TRIAL SPONSORED RESEARCH AGREEMENT (this “Agreement”) is made effective as of December 5, 2008 (the “Effective Date”), by and between PALATIN TECHNOLOGIES, INC., a Delaware corporation having an address of Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512 (“Palatin”) and ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”).

Recitals

(A)     WHEREAS, AstraZeneca and Palatin are parties to that certain Research Collaboration and License Agreement effective as of January 30, 2007 and amended effective as of June 27, 2008 (collectively, the “License Agreement”);

(B)     WHEREAS, as part of the License Agreement, Palatin inter alia granted to AstraZeneca a license to the Licensed Patents and Additional Licensed Patents and a License to certain Compounds and Additional Compounds for use within the Licensed Field (all as capitalized terms are defined in the License Agreement);

(C)     WHEREAS, Palatin is ***;

(D)     WHEREAS, AstraZeneca has determined that it is in its best interests to have ***; and

(E)     WHEREAS, the Parties, in view of the above, wish to enter into the Agreement on the terms set forth herein.

INFORMATION MARKED “***” IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1      Definitions

Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

1.1      “Affiliate” means, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

1.2      “Agreement” has the meaning set forth in the preamble of this Agreement.

1.3      “Applicable Law” means the federal state and local laws, rules and regulations (as may be amended from time to time) applicable to the conduct of the Study, including without limitation (i) the United States Food, Drug and Cosmetic Act, as amended, and any rules and regulations promulgated thereunder, (ii) Title 21 Code of Federal Regulations (“CFR”) Parts 50, 54, 56 and 312, and (iii) all other applicable United States Food and Drug Administration (“FDA”) regulations and guidance (including without limitation, those with respect to standards of Good Clinical Practice (GCP) and adverse event reporting).

1.4      *** and any product in a form suitable for applications for human use that contains the compound as the sole active ingredient.

1.5      “Calendar Quarter” means each successive period of three (3) calendar months commencing on 1st January, 1st April, 1st July and 1st October.

1.6      “Calendar Year” means each successive period of twelve (12) calendar months commencing on 1st January.

1.7      “Completion Date” means the date of acceptance of the Final Study Report by AstraZeneca. The Final Study Report *** unless AstraZeneca prior to such date advises Palatin in writing of specific objections to or deficiencies in the Final Study Report, in which event ***.

1.8      “Effective Date” means the date as set forth in the preamble to this Agreement.

1.9      “Existing Clinical Data” means pre-clinical and clinical data relating to *** the Effective Date.

1.10      “Existing CMC Data” means chemistry, manufacturing and controls protocols and data *** the Effective Date.

1.11      “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.12      “Final Study Report” means the final report in respect of the Study written by or on behalf of Palatin and summarising the results of the Study as more particularly described in Schedule 1.12

1.13      “FTE” means the equivalent of one (1) professional staff member being at least a graduate or a similarly qualified employee or contract employee of Palatin having the requisite skills to fulfil Palatin’s obligations under this Agreement and devoting the equivalent hours of a full time employee. For purposes of this Agreement, “full time” shall mean *** as determined in accordance with Palatin’s regular project hour reporting system. An FTE shall be ***.

1.14      “FTE Rate” means the price of one (1) FTE per single Calendar Year. The FTE Rate shall ***. The FTE Rate reflects the fully burdened costs for an FTE. AstraZeneca shall not be responsible for any Palatin *** incurred in pursuit of the Study and services rendered by Palatin under this Agreement, above and beyond the FTE Rate, or for *** but shall be responsible for ***.

1.15      “Good Clinical Practice” or “GCP” shall have the meaning defined by the ICH Harmonised Tripartite Guideline for Good Clinical Practice, at all times in its most recent version, and in 21 CFR Parts 50, 54, 56, and 312.

1.16      “Good Manufacturing Practice” or “GMP” means the principle of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as required by Applicable Law.

1.17      “Health Authority” means the FDA and any applicable supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity regulating or otherwise exercising authority with respect to *** or otherwise has power to regulate the conduct of the Study at a Study site or to inspect a Study site.

1.18      “IND” means an investigational new drug application filed with the FDA for authorisation to commence human clinical trials in the U.S. as defined in 21 CFR Part 312.

1.19      “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.20      “Informed Consent” has the meaning set forth in 21 CFR Part 56.

1.21      “Informed Consent Materials” means the information to be provided to potential Subjects in the Study to secure their Informed Consent, including information about any compensation being provided to Subjects for their participation in the Study, pursuant to 21 CFR Part 56.

1.22      “Institutional Review Board” or “IRB” means an independent body, institutional, regional, national or supranational committee or review board as defined in 21 US CFR Part 56, whose responsibility it is to ensure the protection of rights, safety and well-being of human subjects in a clinical study and responsible for, among other things, reviewing and approving/providing opinion on, the Study Protocol and amendments, subject recruitment materials, methods and Informed Consent Materials.

1.23      “Investigational Product” means ***, which is studied or tested in the Study.

1.24      “Investigator” shall have the meaning set forth in Section 7.1.

1.25      “Investigator’s Brochure” means the compilation of all relevant clinical and non-clinical information and data on the Investigational Product.

1.26      “JPT” shall have the meaning set forth in Section 5.1.

1.27      “License Agreement” has the meaning set forth in the recitals of this Agreement.

1.28      “Palatin Clinical Staff” shall have the meaning set forth in Section 2.3.

1.29      “Parties” means AstraZeneca and Palatin and “Party” means either of AstraZeneca or Palatin.

1.30      “Payments” has the meaning set forth in Section 10.1.

1.31      “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.32      “Regulatory Documentation” means all protocols, including the Study Protocol, applications, registrations, licenses, authorisations and approvals, all correspondence submitted to or received from FDA or other Health Authorities (including minutes and official contact reports relating to any communications with FDA or other Health Authorities) and all supporting documents and all clinical results and tests, relating to use of Investigational Product in the Study.

1.33      “Researchers” shall mean all researchers, experts and other staff engaged by Palatin in the conduct of the Study, including the Palatin Clinical Staff and the Investigators.

1.34      “Results” means inventions, discoveries, know-how, data, documentation, reports, materials, writings, techniques and other information, recorded in any form, that are discovered, conceived or otherwise generated through the Study by Palatin or any of the Researchers (other than AstraZeneca).

1.35      “Site” shall have the meaning set forth in Section 7.1.

1.36      “SMC” shall have the meaning set forth in Section 6.1.

1.37      “Study” means ***, all as described in the Study Plan.

1.38      “Study Documentation” means all records, accounts, notes, reports and data, collected, generated or used in connection with the Study, whether in written, electronic, optical or other form, including all recorded original observations and notations of clinical activities such as case report forms and all other reports and records necessary for the evaluation and reconstruction of the Study.

1.39      “Study Efficacy Data” means Results from the Study relating to ***.

1.40      “Study Plan” means the plan attached hereto as Schedule 1.40, outlining the Study and each Party’s undertakings and obligations, including the allocation of FTEs by Palatin and Third Party subcontracts in relation thereto as the same may be amended from time to time in accordance with Section 6.2.

1.41      “Study Plan Budget” shall mean the budget for the Study attached hereto as Schedule 1.41, as it may be amended from time to time by written agreement of both Parties.

1.42      “Study Protocol” means the definitive protocol for the Study included within an IND or other Regulatory Documentation (including but not limited to in the event that the study is initiated by filing a protocol or other Regulatory Documentation under an existing IND held by Palatin) submitted by Palatin to the FDA to commence the Study, provided that such submission shall be made only following written approval of the SMC by authorized representatives of both Parties, it being understood that Sections 6.4.1. and 6.4.2. do not apply to such approval by the SMC.

1.43      “Study Results” means all Study Safety Data, all Study Efficacy Data and all other Results, collectively.

1.44      “Study Safety Data” means Results from the Study relating *** or any reportable experience pursuant to 21 CFR § 312.32 but excluding ***.

1.45      “Study Year” means each successive period of twelve (12) calendar months ending on the last day of each successive anniversary of the Calendar Quarter which includes the Effective Date, it being understood that the initial Study Year may be less than twelve (12) calendar months.

1.46      “Subject” means a person recruited to participate in the Study.

1.47      “Term” means the period beginning on the Effective Date and continuing until the Agreement terminates in accordance with Article 11

1.48      “Third Party” means any Person not including the Parties or the Parties’ respective Affiliates.

1.49      “U.S.” means the United States of America, including its territories, possessions and Puerto Rico.

2      ***

2.1      Sponsorship. Palatin shall be ***. Any reference to “sponsor” in this Agreement or a Schedule shall be ***.

2.2      Conduct of Study. Palatin will conduct the Study in the U.S. in accordance with this Agreement, the Study Plan, the Study Protocol and the Investigator’s Brochure, in good scientific manner and in compliance with all Applicable Law, including good laboratory practices, Good Manufacturing Practices and Good Clinical Practices, as well as any condition required by a Health Authority or an IRB. Palatin shall accomplish its responsibilities under this Agreement efficiently and expeditiously and, in particular, conduct the Study within agreed time schedules.

2.3      Facilities and Key Personnel. Palatin shall provide facilities, equipment and manpower that are reasonably necessary to carry out the work undertaken by Palatin under this Agreement at the Sites and such other facilities as may be set out in the Study Plan. The clinical staff designated by Palatin listed on Schedule 2.3 hereto (the “Palatin Clinical Staff”) shall be responsible for all Study activities undertaken by Palatin and shall supervise the work of all personnel and Third Party subcontractors engaged by Palatin in the Study. The Palatin Clinical Staff shall serve as the primary contact for AstraZeneca on all matters related to the Study, Study Plan and Study Protocol.

2.4      Subcontracting. Palatin shall, as between the Parties, be solely responsible for the conduct of the Study and completion of the activities set forth in the Study Plan. To the extent set forth in the Study Plan or otherwise explicitly approved by AstraZeneca in writing, Palatin will engage a Third Party contract research organization (“CRO”) or other Third Party subcontractors to carry out a portion of Study activities. For the avoidance of doubt, Palatin shall, when using such Third Party subcontractor, ensure that such Third Party subcontractor complies with the provisions of Articles 2 and 3, Sections 4.3., 4.4. and 4.5. and Article 7 (as applicable) and, notwithstanding anything else set forth herein, Palatin shall ***. Any permitted Third Party subcontract shall be subject to the applicable terms and conditions of this Agreement. Any fees or costs due to any Third Party subcontractor ***. AstraZeneca shall reimburse Palatin for such fees or costs to ***. Palatin shall invoice and AstraZeneca shall pay such reimbursement as provided in Section 4.6.

3      Reports and Inspection Rights

3.1      In addition to providing AstraZeneca with the Study Results in accordance with Section 8.1., Palatin shall submit written progress reports to AstraZeneca *** during the conduct of the Study, which reports shall include, but shall not be limited to, a summary of all work done and Study Results achieved during the relevant period.

3.2      Palatin shall submit ***, as *** is specified in the Study Plan, upon Palatin’s receipt thereof ***, it being understood that Sections 6.4.1. and 6.4.2. do not apply to such approval by the SMC. Notwithstanding anything else set forth herein, Palatin shall diligently undertake to have *** Date, provided that such *** may be extended by unanimous decision of the SMC, it being understood that Sections 6.4.1. and 6.4.2. do not apply to such approval by the SMC.

3.3      Palatin shall submit ***, it being understood that Sections 6.4.1. and 6.4.2. do not apply to such approval by the SMC.

3.4      Palatin shall submit the ***, it being understood that Sections 6.4.1. and 6.4.2. do not apply to such approval by the SMC.

3.5      Palatin shall, during the conduct of the Study and for *** after the Agreement terminates in accordance with Article 11, ensure that *** are entitled, during regular business hours, to: (a) monitor the conduct of the Study and inspect the premises where any part of the Study is being, will be or has been conducted, (b) review and audit all Study Documentation and any other books, records and data relating to the Study, and (c) interview any Researchers, provided that ***, and Palatin shall have the right to have its authorized representatives present during any inspection, review, audit or interview. Palatin shall, and shall cause the Researchers to, cooperate with any such activities. Palatin shall promptly inform AstraZeneca of any inspections and the like by authorities that may affect or relate to the Study and shall provide AstraZeneca with a copy of any reports from such inspections.

3.6      Without prejudice to any of its other obligations hereunder, Palatin shall, during the Term, at AstraZeneca’s reasonable request ***. Such assistance shall include providing ***.

4      Study Materials, Funding and Consideration

4.1      Supply ***. Palatin will supply GMP quantities *** (“API”) suitable for use in the Study ***.

4.2      Reference to ***. Palatin will, in any Regulatory Documentation required or reasonably necessary to be filed with FDA or otherwise utilized in furtherance of the Study or Study Plan, including but not limited to the Study Protocol, provide ***. To the extent that it is required or reasonably necessary to revise, reformat or otherwise modify *** Palatin shall as promptly as possible notify AstraZeneca thereof in writing and, following AstraZeneca’s written approval, ***.

4.3      Supply ***. Palatin will manufacture or cause to be manufactured, in accordance with GMP and through one or more Third Party subcontractors, ***. Third Party subcontract expenses *** as provided in the Study Plan Budget and Section 4.6.

4.4      Clinical Trial, Laboratory Services, Monitoring, Data Analysis and Related Costs. Palatin shall, either directly or through one or more Third Party subcontractors (subject to Section 2.4.), provide clinical trial sites, clinical investigators, laboratory services, monitoring services, data analysis and other required clinical services in furtherance of the Study, Study Plan and Study Protocol, *** as provided in the Study Plan Budget and Section 4.6. Third Party subcontract expenses, *** as provided in the Study Plan Budget and Section 4.6.

4.5      Regulatory Costs. Palatin shall, either directly or (subject to Section 2.4.) through one or more Third Party subcontractors, provide regulatory services in furtherance of the Study, Study Plan and Study Protocol, and pay all costs and fees required by the FDA, any IRB, or other cost or fee required or reasonably necessary in furtherance of the Study, Study Plan and Study Protocol, *** as provided in the Study Plan Budget and Section 4.6. Third Party subcontract expenses, *** as provided in the Study Plan Budget and Section 4.6.

4.6      Reimbursement of Palatin Direct and Third Party Subcontract Expenses.

4.6.1      AstraZeneca shall *** after Palatin’s submission of an invoice – such invoice to be submitted by Palatin promptly after the Effective Date – pay Palatin for amounts due to Palatin from AstraZeneca pursuant to ***. AstraZeneca shall thereafter, *** after Palatin’s submission of an invoice following the end of each successive Calendar Quarter, pay Palatin for amounts due to Palatin from AstraZeneca pursuant to *** , provided that AstraZeneca will withhold an amount equal to *** pending submission by Palatin of a Final Study Report, and further provided that any payment otherwise due may, in the discretion of AstraZeneca, be delayed during any period when ***.

4.6.2      AstraZeneca shall within *** after submission of the Final Study Report as provided in Section 3.4., pay Palatin for all remaining amounts relating to ***, provided, however, that any such amounts may be permanently withheld by AstraZeneca ***.

4.6.3      Palatin’s invoice shall be sent to AstraZeneca AB, AstraZeneca R&D Mölndal, Finance / Accounting, SE-431 83 Mölndal, Sweden with the attention of *** or such other individual that AstraZeneca may designate by providing Palatin written notice (provided, however, that the attention of *** or such other individual designated by AstraZeneca should not be included in the address section of the invoice) and shall be accompanied by a report from Palatin’s time reporting system on FTE effort and Third Party costs actually spent in relation to Study. Palatin’s invoice shall be payable to Palatin *** after receipt by AstraZeneca at the address set forth above of a correct invoice with the supporting documentation set out above. Payment shall be made to such bank account as Palatin shall have notified AstraZeneca in writing. No later than *** after the Completion Date Palatin shall send a report relating to the FTEs provided by Palatin and budgeted and approved Third Party costs paid by Palatin to the Study during the Term. Without prejudice to any other remedy available to AstraZeneca, any amount paid by AstraZeneca for which Palatin has not verified that it has provided the corresponding number of FTEs or paid budgeted and approved Third Party costs during the Term shall be *** following AstraZeneca’s written request or, at AstraZeneca’s option, deducted by AstraZeneca from subsequent payments to be made by AstraZeneca to Palatin under this Agreement or otherwise, including amounts payable under Section 4.8. of this Agreement.

4.7      Records Retention; Audit.

4.7.1      Palatin shall keep or cause to be kept accurate records or books of account in accordance with applicable generally accepted accounting principles that, in reasonable detail, fairly reflect the reimbursable FTEs. Such books and records shall include attendance records (specifically including name and hours for each attendee), records of the allocation of FTEs to the Study, and the accomplishment of activities measured against the Study Plan, and shall be maintained by Palatin *** following the end of the Calendar Year to which they pertain or such longer period of time required by Applicable Law.

4.7.2      Upon the written request of AstraZeneca during the Term and *** thereafter, Palatin shall permit a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm reasonably acceptable to the Parties to inspect during regular business hours and no more than once per Calendar Year all or any part of Palatin’s records and books necessary to verify such invoices and reports. The accounting firm shall enter into appropriate obligations with Palatin to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Palatin and AstraZeneca only whether such invoices and reports are correct and details concerning any discrepancies, but no other information shall be disclosed to AstraZeneca. The charges of the accounting firm shall be paid by AstraZeneca, except that if the FTEs allocated were ***.

4.8      Milestone Payments. In consideration of the licenses and other rights granted by Palatin to AstraZeneca herein and subject to the terms and conditions of this Agreement, AstraZeneca shall make the following payments to Palatin.

Within *** of achievement of each respective milestone as described below in this Section 4.8., AstraZeneca shall, after receipt of an invoice, in each case, make the corresponding payment to Palatin.

4.8.1      Two million five hundred thousand U.S. Dollars ($2,500,000) upon ***; and

4.8.2      Two million five hundred thousand U.S. Dollars ($2,500,000) upon ***.

For the sake of clarity, each milestone payment shall be made only once, for an aggregate maximum amount of U.S. $5,000,000 under this Section 4.8.

4.9      Total Obligation. The milestone payments payable by AstraZeneca to Palatin pursuant to Section 4.8., together with the funding to be provided by AstraZeneca to Palatin pursuant to Sections 4.2. through 4.5., inclusive, represent all of AstraZeneca’s financial obligations to Palatin hereunder and Palatin shall not be entitled to any additional compensation or remuneration from AstraZeneca under this Agreement.

4.10      Offset Against Obligations under License Agreement. Each of the amounts payable as milestone payments pursuant to Section 4.8., when and if paid or due, shall constitute an offset against and credit for such amounts as may be payable, at any time, by AstraZeneca to Palatin pursuant to *** the License Agreement. For the avoidance of doubt, if the aggregate maximum amount of U.S. $5,000,000 is paid by AstraZeneca under Section 4.8. of this Agreement, then in the event that Palatin becomes eligible for any payment under *** of the License Agreement, the amount of U.S. $5,000,000 paid by AstraZeneca under Section 4.8. of this Agreement shall be credited against amounts otherwise due under *** of the License Agreement, such that by way of example and not limitation if Palatin were eligible for payments pursuant to *** of the License Agreement, then Palatin would receive a total milestone payment of *** after crediting the U.S. $5,000,000 paid by AstraZeneca under Section 4.8. of this Agreement instead of the *** otherwise payable under the License Agreement. For the purpose of ***. of the License Agreement, any amount paid or due under Section 4.8. of this Agreement shall be deemed as a milestone payment under *** of the License Agreement, such that in the example referred to in the foregoing sentence, the milestone payment set forth under ***, shall be reduced with a total ***, i.e. the aggregate of the amount received under Section 4.8. of this Agreement *** and the amount received under ***.

5      Joint Project Team

5.1      Responsibilities of the JPT. The Parties shall establish a Joint Project Team (the “JPT”) consisting of Palatin and AstraZeneca representatives to serve as first hand contact persons for the respective Party in relation to the Study and to handle the day-to-day interactions between the Parties in relation to the practical conduct of the Study pursuant to this Agreement and the Study Plan.

5.2      Formation of the JPT. The JPT shall consist of: the Palatin Clinical Staff and an equal number of clinical experts appointed by AstraZeneca. Each Party shall have the right to replace its JPT representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent position and experience as the representative that such person replaces.

5.3      Disputes. The JPT shall endeavour to reach consensus on all matters to be resolved by the JPT with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting. Any matter to be resolved by the JPT that the JPT is unable to resolve by unanimous decision shall be resolved by the SMC.

5.4      Meetings and Quorum. The JPT shall meet *** during the Term and more frequently when required, at such dates and times as will be mutually agreed upon by the JPT or otherwise set forth in the Study Plan. The meetings shall be held by means of teleconference or videoconference or, when held in person, at AstraZeneca AB’s facilities in Mölndal, Sweden, or at Palatin’s facilities in New Jersey, USA, or such other locations as may be mutually agreed upon by the Parties. A quorum of the JPT shall require the presence of at least one representative of each Party on the JPT. In addition, the JPT may act without a formal meeting by a written memorandum signed by all of the members of the JPT.

5.5      Expenses. Palatin and AstraZeneca each ***.

5.6      Minutes. The JPT shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken. The Parties, on an alternating basis, shall prepare and circulate draft minutes. Draft minutes shall be issued in final form only with the approval and agreement of at least one representative of each Party on the JPT.

6      Study Management Committee

6.1      Responsibilities of the SMC. The Parties shall establish a Study Management Committee (the “SMC”) consisting of Palatin and AstraZeneca representatives to oversee the initiation, planning and performance of the activities under the Study. In particular, the responsibilities of the SMC shall include: (a) establishing reporting criteria and mechanisms for making results of the Study and other materials available to AstraZeneca; (b) monitoring timely execution of the Study Plan, including compliance with timelines; and (c) reviewing and approving any amendments to the Study Plan, Study Plan Budget or Study Protocol, which ***. Notwithstanding anything else set forth herein, such amendments ***.

6.2      Study Plan. The Parties acknowledge and agree that the Study Plan attached hereto as of the Effective Date sets forth the goals and objectives of the Study. The Parties further acknowledge and agree that the Study Plan may be amended by a unanimous decision of the SMC from time to time during the Term as necessary in the judgment of the SMC.

6.3      Formation of SMC. The SMC shall consist of *** with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Study Plan and Study Protocol, with equal numbers appointed by the respective Party. AstraZeneca shall appoint the chairman of the SMC and Palatin shall appoint the secretary of the SMC. Each Party shall have the right to replace its SMC representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent experience and seniority as the representative that such person replaces.

6.4      Decision Making and Disputes. The SMC shall endeavour to reach consensus on all matters brought before it with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting; provided, however, that in the event the SMC is unable to resolve an outstanding matter before it *** from the date the matter in dispute is first brought to the attention of the SMC, such matter shall be resolved as follows:

6.4.1      If the matter relates to filing or submission of Regulatory Documentation with or to the FDA, or any matter reasonably required, in the sole discretion of Palatin, to protect the health or safety of any participant in the Study, the dispute shall ***; and

6.4.2      On all other matters, the dispute shall be resolved ***; provided, however, that if the matter in dispute would result in ***.

6.5      Meetings. The SMC shall meet as determined by the chairman and secretary. The meetings shall be held by means of teleconference or videoconference or, when held in person, at locations mutually agreed upon by the Parties. In addition, the SMC may act without a formal meeting by a written memorandum signed by the chairman and the secretary of the SMC. Whenever any action by the SMC is required hereunder during a time period in which the SMC is not scheduled to meet, either of the chairman and the secretary shall have the right to call a special meeting or the chairman and the secretary may jointly cause the SMC to take the action without a meeting. Any such special meetings shall be held at places and on dates selected by the chairman and the secretary.

6.6      Expenses. Palatin and AstraZeneca each ***.

6.7      Minutes. The SMC shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken and Study progress reports provided to the SMC. Drafts of minutes shall be delivered to the chairman and the secretary of the SMC *** after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be edited by the chairman and the secretary of the SMC and shall be issued in final form only with the approval and agreement of the chairman and the secretary of the SMC.

7      Site and Clinical Investigator Requirements

7.1      Site/Investigator Selection.Palatin will be responsible for identifying and engaging one or more sites, where the Study shall be conducted (each, a “Site”) and clinical investigators (each, an “Investigator”) to participate in the Study; *** If any Site or Investigator is not ***. Prior to enrolling any study subjects at a Site, Palatin will conduct a site qualification visit and an initiation visit at the Site and meet with the Investigators and other personnel who will perform services in connection with the Study. Palatin shall give AstraZeneca *** through one or more representatives.

7.2      Clinical Trials Agreements. Prior to any Site or Investigator enrolling any study subjects to participate in the Study at an approved Site, Palatin will enter into a written clinical trial agreement with such Site and each Investigator at such Site. Each such clinical trial agreement shall include the applicable budget for the Site and any compensation paid to the Site or the Investigator and the duties and responsibilities of the Site and the Investigator, including the responsibility to conduct the Study in accordance with Applicable Law, including but not limited to GCP and good laboratory practices, and all relevant provisions of this Agreement. Palatin shall furnish AstraZeneca with a copy of any such clinical trial agreement promptly following the execution thereof.

7.3      Pre-Enrollment Investigator Deliveries. Prior to enrolling any study subjects to participate in the Study at an approved Site, Palatin will obtain from each Investigator:

7.3.1      a signed investigator statement (Form FDA-1572), as required under 21 CFR § 312.53;

7.3.2      a signed financial disclosure statement, which will either (a) certify that the Investigator does not have any of the financial arrangements listed in 21 CFR § 54.2, or (b) to the extent the Investigator has such financial relationships, a full disclosure of the nature of such relationships and a commitment from the Investigator to promptly update this information if any material changes occur during the course of the Study and for one (1) year following the completion of the Study;

7.3.3      a signed statement that the Investigator is not, and will not engage or otherwise rely on anyone who is, debarred, disqualified or otherwise restricted from performing such studies under any applicable law including, without limitation, the Federal Food, Drug and Cosmetic Act as amended by the Generic Drug Enforcement Act (21 U.S.C. § 335a);

7.3.4      a signed statement that the Investigator has never participated in a study that has been terminated by the FDA pursuant to 21 CFR § 312.44 as a direct or indirect result of the Investigator’s actions or inaction;

7.3.5      a signed statement that the Investigator is not currently, and has never been, subject to any restrictions or sanctions related to allegations of research or professional misconduct, including, without limitation, a finding by the FDA that the Investigator is ineligible to receive investigational drugs; and

7.3.6      a copy of the Investigator's current curriculum vitae.

7.4      Additional Pre-Enrollment Obligations.Prior to any patients being enrolled to participate in the Study at an approved Site, Palatin will obtain each of the following:

7.4.1      all regulatory documents, approvals and licenses required under Applicable Law;

7.4.2      approval of the Study Protocol by the Site’s Institutional Review Board (either local or central or their equivalent) that complies with FDA regulations at 21 CFR Part 56;

7.4.3      approval by the Site’s IRB of an informed consent form included within the Study Protocol; and

7.4.4      an executed copy of the IRB-approved informed consent from each study subject prior to the performance of the Study procedures with respect to such study subject.

8      Study Results

8.1      Disclosure of Study Results. Palatin shall make prompt and full disclosure to AstraZeneca of all Study Results.

8.2      Use by AstraZeneca. Palatin hereby grants to AstraZeneca and its Affiliates a worldwide, perpetual, sublicenseable, exclusive (subject to Section 8.3.) and royalty-free license, to use the Study Results for its research and development purposes, including but not limited to for any purpose under or pursuant to the License Agreement, but AstraZeneca shall not ***.

8.3      Use by Palatin. Palatin will not use Study Results for any purpose except ***. Notwithstanding the foregoing Palatin may use such ***.

8.4      Publication or Public Dissemination. AstraZeneca will not publish or otherwise publicly disseminate Study Results *** to Palatin, and will give due regard to Palatin’s views with respect to such publication or dissemination, ***.

8.5      Disclosure Required by Health Authorities. It is the intent of the Parties that the Study will be ***, and as such, ***. In the event that the FDA or another U.S. federal agency determines *** to review and comment upon such disclosure.

9      Confidentiality and Non-Disclosure

9.1      General Obligations. In this Agreement, “Confidential Information” shall, subject to Section 9.4., mean any and all Existing Clinical Data and Existing CMC Data, and the Study Results, including but not limited to the Study Plan, Study Protocol, Study Efficacy Data and Study Safety Data, whether oral or in writing or in any other form, disclosed before, on or after the Effective Date by one Party to the other Party, including the terms of this Agreement. For the avoidance of doubt, the Existing Clinical Data and Existing CMC Data shall be deemed to constitute Confidential Information proprietary to Palatin. At all times during the term of this Agreement and for *** following termination or expiration hereof, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents and Affiliates to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the other Party (the “Disclosing Party”), except to the extent such disclosure or use is expressly permitted by the terms of this Agreement, including pursuant to Article 8 or is reasonably necessary for the performance of this Agreement or the due exercise of any rights granted to the Receiving Party under this Agreement. For the purpose of this Section 9.1. the terms of this Agreement, Study Plan, Study Protocol and Study Results shall be deemed Confidential Information provided to a Party by the other Party.

9.2      Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

9.2.1      permitted pursuant to Article 8; or

9.2.2      made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order; or

9.2.3      otherwise required by law, provided, however, that the Receiving Party shall (a) provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (b) if requested by the Disclosing Party, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the Disclosing Party in any such disclosure or request for confidential treatment.

9.3      Notwithstanding the foregoing, in the event that either Party is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, in whole or in part, the Parties shall reasonably agree on a redacted version of this Agreement as necessary to protect the Confidential Information of the Parties prior to making such disclosure. Neither Party shall withhold, delay or condition its agreement in any unreasonable manner.

9.4      Exclusions. Notwithstanding the foregoing, Confidential Information shall not include any information that:

9.4.1      is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

9.4.2      can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party;

9.4.3      is subsequently received by the Receiving Party or its Affiliates from a Third Party who is not bound by any obligation of confidentiality to Disclosing Party or its Affiliates with respect to the said information;

9.4.4      is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

9.4.5      is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information.

9.5      Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.6      Use of Name/Publicity. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained. The restrictions imposed by this Section 9.6. shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 9 Further, the restrictions imposed on each Party under this Section 9.6. are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 9

10      Taxes

10.1      General. The milestones and other amounts payable by AstraZeneca to Palatin pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Palatin, when receiving such Payments, shall pay any and all taxes required by Applicable Law that are levied on account of such Payments. If Applicable Law requires that taxes be withheld, AstraZeneca will (a) deduct those taxes from the remittable Payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of payment to Palatin *** following that payment.

10.2      Indirect Taxes. Notwithstanding anything contained in Section 10.1., this Section 10.2. shall apply with respect to Indirect Taxes. Each of the Parties shall be responsible for the payment of Indirect Taxes assessed against it by law.

11      Term and Termination

11.1      Term and Survival of this Agreement. This Agreement shall become effective on the Effective Date and shall continue in full force and effect until the ***, unless earlier terminated in accordance with this Article 11, provided that this Agreement shall be subject to the survival provisions in Section 11.6. below.

11.2      Termination for Breach by Either Party. If either Party materially breaches any representation, term or condition of this Agreement and fails to remedy such material breach within *** after receipt of notice in writing of such material breach from the other Party requesting such breach to be remedied and notifying the Party in breach that the Agreement may otherwise be terminated, the non-breaching Party may, at its option and in addition to any other remedies that such Party may have in law or in equity, terminate this Agreement by sending written notice of termination to the breaching Party.

11.3      Termination for Specific Cause. AstraZeneca may terminate this Agreement *** to Palatin pursuant to Section 6.4.1.

11.4      Termination by AstraZeneca. AstraZeneca may terminate this Agreement for any reason (other than as provided in Sections 11.2. or 11.3. above) *** to Palatin.

11.5      Effect of Termination. Upon termination for any reason, (i) Palatin shall, to the extent it has not done so already, promptly provide to AstraZeneca a written summary of all work done and disclose all Study Results achieved during the period up until the effective date of termination and (ii) any Payments pursuant to Section 4.6. which have not been verified by Palatin to have been expended or committed in accordance with this Agreement upon the effective date of termination ***. Upon termination by AstraZeneca as provided in Sections 11.2. or 11.3. above, Palatin shall refund to AstraZeneca *** the effective date of termination any Payment received for a milestone pursuant to Section 4.8., provided ***. Upon due termination by Palatin as provided ***.

11.6      Survival of Agreement Terms Following Termination of the Agreement. The termination of this Agreement shall not relieve the Parties from performing any obligations accrued prior to the date this Agreement terminates. Each Party’s obligations under Sections 3.5., 4.7., 4.9. and 4.10,. Articles 8 and 9, Section 11.5., this Section 11.6., and Articles 13, 17, 18, 19, 20, 24 and 27 shall survive expiration or termination of this Agreement.

12      Representations and Warranties

12.1      Representations and Warranties of Palatin. Palatin represents and warrants that it has not granted and will not grant during the Term *** that is inconsistent with its obligations under this Agreement, and that it has the legal right, authority and power to enter into this Agreement and meet the obligations set forth herein.

12.2      Representations and Warranties of AstraZeneca. AstraZeneca represents and warrants that it has the legal right, authority and power to enter into this Agreement and meet the obligations set forth herein.

12.3      Limitations on Representations and Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 10, NO PARTY TO THIS AGREEMENT MAKES ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY TO THIS AGREEMENT SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH REGARD TO THE STUDY, THE STUDY PROTOCOL OR THE RESULTS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. The Parties mutually agree and acknowledge that the Study is a research study, and that neither Party makes any representation, promise or warranty as to the outcome of the Study, such as any particular Study Results, including without limitation any particular Study Efficacy Data or Study Safety Data.

13      Liability and Indemnification

13.1      Indemnification by ***. *** will indemnify, defend and hold *** and its employees and agents harmless against any and all actions, suits, claims, demands, prosecutions, liabilities, costs and expenses, including reasonable attorneys’ fees (“Claims”) based on or arising out *** of such Claim.

13.2      Indemnification by ***. *** will indemnify, defend and hold ***, its Affiliates, and their respective employees and agents harmless against any and all Claims based on or arising out of *** of such Claim.

13.3      Insurance Coverage. Each Party represents and warrants that it shall maintain adequate comprehensive general liability insurance or, in ***, which covers such Party’s activities and obligations hereunder (including product liability) in accordance with reasonable pharmaceutical industry standards. Each Party shall upon the reasonable written request of the other Party, provide such evidence of compliance with the foregoing obligation as the requesting Party reasonably deems sufficient.

13.4      Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in no event will either Party be liable for any special, incidental, consequential or indirect damages arising in any way out of this Agreement, however caused and on any theory of liability. This limitation will apply even if the other Party has been advised of the possibility of such damage.

14      Force Majeure

14.1      In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labour dispute (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction (including changes in the requirements of the Health Authorities), whether or not it is later held to be invalid.

14.2      The Force Majeure Party shall, within *** of the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Subject to providing such notice and to Section 14.1., the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, nor shall the other Party have the right to terminate this Agreement, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required.

14.3      The Force Majeure Party shall use reasonable endeavours, without being obligated to incur any expenditure or cost, to bring the Force Majeure event to a close or to find a solution by which this Agreement may be performed despite the continuation of the event of Force Majeure.

14.4      If the Force Majeure Party is prevented from performing its obligations due to a Force Majeure event for a continuous period *** after the date of the occurrence of the Force Majeure event, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure event, the Parties shall meet and discuss in good faith any amendments to this Agreement to permit the other Party to exercise its rights under this Agreement. If the Parties are not able to agree on such amendments *** and if the suspension of performance continues, final resolution shall be determined by binding arbitration pursuant to Section 17.2.

15      Assignment

15.1      Neither Party may assign its rights or, except as provided in the Study Plan, Sections 2.4., 4.3., 4.4. and 4.5. or Article 7, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that AstraZeneca shall always have the right, without such consent, (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or Sublicensees, and (b) on written notice to Palatin, assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party, provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any attempted assignment or delegation in violation of this Article 15 shall be void.

16      Severability

16.1      To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision of this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

17      Governing Law and Dispute Resolution

17.1      Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the State of New York, U.S., excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

17.2      Arbitration. In the event of any controversy or claim arising out of or relating to any provision of this Agreement, the Parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether during the term or after termination of this Agreement, shall be resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Arbitration shall be held in New York, New York, U.S., according to the rules of the International Chamber of Commerce (the “ICC”). The arbitration will be conducted by *** appointed in accordance with ICC rules; provided that each Party shall *** after the institution of the arbitration proceedings ***. If the *** are unable to *** within such period, the *** in accordance with ICC rules. All arbitrators eligible to conduct the arbitration must agree to render their opinion(s) within *** of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. Decisions of the arbitrators shall be confidential, final and binding on all of the Parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof. The losing Party to the arbitration (if any) as determined by the arbitrators shall pay the costs of arbitration. The proceedings, including any outcome, shall be confidential.

18      Notices

18.1      Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally-recognised overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 18.2. or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Article 18 Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second business day (at the place of delivery) after deposit with an internationally-recognised overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Article 16 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

18.2      Address for Notice

For :      AstraZeneca AB

SE-151 85 Södertälje

Sweden

Facsimile:      +46 8 553 29000

For the attention of: Executive VP, Global Discovery Research

With a copy to:

AstraZeneca

Legal Department

Västra Mälarehamnen 9

SE-151 85 Södertälje

Sweden

Facsimile:      + 46 8 553 233 00

For the attention of: Assistant General Counsel

For:      Palatin

Palatin Technologies, Inc.

4-C Cedar Brook Drive

Cranbury, New Jersey 08512

Facsimile: 609.495.2202

For the attention of: Stephen T. Wills

19      Relationship of the Parties

The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

20      Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedule and this Agreement, the terms of this Agreement shall govern.

21      English Language

This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

22      Amendment

Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of both Parties.

23      Waiver and Non-Exclusion of Remedies

A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and, except as expressly provided in this Agreement, do not exclude any other right or remedy provided by law or otherwise available.

24      No Benefit to Third Parties

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons.

25      Further Assurance

Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

26      Expenses

Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

27      Construction

Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders, the word “or” has the inclusive meaning represented by the phrase “and/or” and the term “including” or “includes” means including, without limiting the generality of any description preceding such term. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. A reference in this Agreement to an Article, Section, Schedule or Appendix is to the referenced Article, Section, Schedule or Appendix of this Agreement. The wording of this Agreement shall be deemed to be the wording mutually chosen by the parties and no rule of strict construction shall be applied against any Party.

28      Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two (2) original copies of which each of the Parties have taken one each.

SIGNED for and on behalf of      SIGNED for and on behalf of

AstraZeneca AB (Publ)                                      Palatin Technologies, Inc.

Signature ___________________________     Signature ___________________________

Name: _____________________________     Name: Stephen T. Wills

Title: Authorised Signatory                                 Title:     Executive Vice President -

                                                                                     Operations and Chief Financial Officer

Schedule 1.12

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Study Plan Page 1

Schedule 1.40

Study Plan

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Schedule 1.41

Study Plan Budget

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Schedule 2.3

Palatin Clinical Staff

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